As filed with the Securities and Exchange Commission on August 7, 1998

                                                 Registration Statement No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                          TOMPKINS COUNTY TRUSTCO, INC.
               (Exact name of Company as Specified in its Charter)

                                    NEW YORK
         (State or other Jurisdiction of Incorporation or Organization)

                                   161482357-8
                        (IRS Employer Identification No.)

                            The Commons, P.O. Box 460
                             Ithaca, New York 14851
                    (Address of principal executive offices)

                             1998 STOCK OPTION PLAN
                              (Full Title of Plan)

                                 Richard D. Farr
                            Senior Vice President and
                             Chief Financial Officer
                          Tompkins County Trustco, Inc.
                            The Commons, P.O. Box 460
                             Ithaca, New York 14851
                                 (607) 273-3210
            (Name, address, including zip code, and telephone number,
                   including area code, of Agent for Service)

                                 with a copy to:
                              Edward C. Hooks, Esq.
                           Harris Beach & Wilcox, LLP
                             119 East Seneca Street
                             Ithaca, New York 14850
                                 (607) 273-6444

================================================================================
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                  Proposed        Proposed
Title of                          Maximum         Maximum
Securities      Amount            Offering        Aggregate       Amount of
to be           to be             Price per       Offering        Registration
Registered      Registered(1)     Share(2)        Price(2)        Fee(2)
--------------------------------------------------------------------------------
Common
Stock           240,000           $39.75          $9,540,000      $2,815
================================================================================

(1) The Registration Statement also includes an indeterminate number of additional shares that may become issuable as a result of terminated, expired or surrendered options to purchase Common Stock, or pursuant to the antidilution provisions of the Plan.

(2) In accordance with Rule 457 (c), calculated on the basis of the average of the high and low sales prices of the Common Stock reported on the American Stock Exchange, Inc. on August 3, 1998.


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


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following  documents are incorporated by reference in this Registration
Statement:

     (a) The Annual Report on Form 10-K of Tompkins County Trustco, Inc. (the "Company") for the fiscal year ended December 31, 1997 as filed with the Commission on March 27, 1998 pursuant to Sections 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) All other reports filed by the Company with the Commission  pursuant to
         Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Form 10-K referred to above; and

     (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A (No. 1-12709) filed with the Commission on January 30, 1997 pursuant to Section 12 of the Exchange Act.

     All documents  subsequently filed by the Company pursuant to Section 13(a),
Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference from the date of filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such


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


statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 722 of the New York Business Corporation Law (the "BCL") empowers a New York corporation to indemnify any persons who are, or are threatened to be, parties to any action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, by reason of the fact that such person (or such person's testator or intestate), was an officer or director of such corporation, or served at the request of such corporation as a director, officer, employee, agent, or in any other capacity, of another corporation or enterprise. The indemnity may include judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred by such person as a result of such action or proceeding, or any appeal therein, provided that such officer or director acted in good faith, for a purpose that he or she reasonably believed to be in or, in the case of service for another corporation, not opposed to, the best interests of the corporation and, for criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. A New York corporation may indemnify officers and directors against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him or her in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent judicially approved. Where an officer or director is successful on the merits or otherwise in the defense of an action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

     In  accordance   with  Section  402(b)  of  the  BCL,  the  Certificate  of
Incorporation of the Company contains a provision to limit the personal liability of the directors of the Company to the fullest extent permitted under the BCL; provided, however, that there shall be no limitation of a director's liability for acts or omissions committed in bad faith, or that involved intentional misconduct or a knowing violation of law, or from which a director personally gained a financial profit or other advantage to which he or she was not legally entitled. The effect of this provision is to eliminate the personal liability of directors to the Company and its shareholders for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     Article VIII of the of By-Laws of the Company provides for indemnification for the officers and directors of the Company to the full extent permitted by applicable law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

     The following exhibits are filed with this Registration Statement:

         4.1 Form of Specimen Common Stock Certificate of the Company, incorporated herein by reference to Exhibit 4 of the Company's Registration Statement on Form 8-A (No. 0-27514) filed with the Commission on December 29, 1995 and amended by the Company's Form 8-A/A filed with the Commission on January 22, 1996

         4.2       1998 Stock Option Plan

         5.        Opinion of Harris Beach & Wilcox, LLP

         23.1.     Consent of KPMG Peat Marwick LLP

         23.2. Consent of Harris Beach & Wilcox, LLP (contained in the opinion filed as Exhibit 5 to this Registration Statement)

         24. Powers of Attorney (included in Part II of this Registration Statement under the caption "Signatures")


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


ITEM 9.  UNDERTAKINGS

     (a) RULE 415 OFFERINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent-post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) FILING OF REGISTRATION STATEMENT ON FORMS S-8.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's charter, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ithaca, State of New York on July 31, 1998.

                                   By:  /s/ JAMES J. BYRNES
                                        -----------------------------------
                                            James J. Byrnes
                                            Chairman of the Board, President
                                            and Chief Executive Officer

     Each person whose signature appears below constitutes and appoints James J. Byrnes, Donald S. Stewart and Richard D. Farr, and each of them singly, his true and lawful attorney-in- fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Tompkins County Trustco, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities on the date indicated.

Signature                                  Capacity                        Date
---------                                  --------                        ----
/s/ JAMES J. BYRNES                 Chairman of the Board,             July 31, 1998
-----------------------             President and Chief Executive
James J. Byrnes                     Officer

/s/ RICHARD D. FARR                 Senior Vice President and          July 31, 1998
-----------------------             Chief Financial Officer
Richard D. Farr

-----------------------             Director                           July __, 1998
John E. Alexander


/s/ REEDER D. GATES                 Director                           July 31, 1998
-----------------------
Reeder D. Gates

-----------------------             Director                           July __, 1998
William W. Griswold

/s/ CARL E. HAYNES                  Director                           July 31, 1998
-----------------------
Carl E. Haynes

Signature                                  Capacity                        Date
---------                                  --------                        ----

-----------------------             Director                           July __, 1998
Edward C. Hooks

/s/ ROBERT T. HORN, JR.             Director                           July 31, 1998
-----------------------
Robert T. Horn, Jr.

/s/ BONNIE H. HOWELL                Director                           July 31, 1998
-----------------------
Bonnie H. Howell

/s/ LUCINDA A. NOBLE                Director                           July 31, 1998
-----------------------
Lucinda A. Noble

-----------------------             Director                           July __, 1998
Hunter R. Rawlings, III

/s/ FRANK H.T. RHODES               Director                           July 31, 1998
-----------------------
Frank H.T. Rhodes

/s/ THOMAS R. SALM                  Director                           July 31, 1998
-----------------------
Thomas R. Salm

/s/ MICHAEL D. SHAY                 Director                           July 31, 1998
-----------------------
Michael D. Shay


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


                                  EXHIBIT INDEX

Exhibit
Number                       Title Of Exhibit                           Page
-------                      ----------------                           ----

4.1 Form of Specimen Common Stock Certificate of the Company, incorporated herein by reference to
              Exhibit 4 of the Company's Registration Statement on Form 8-A (No. 0-27514) filed with the Commission on December 29, 1995 and amended by the Company's Form 8-A/A filed with the Commission on January 22, 1996

4.2           1998 Stock Option Plan

5.            Opinion of Harris Beach & Wilcox, LLP

23.1.         Consent of KPMG Peat Marwick LLP

23.2. Consent of Harris Beach & Wilcox, LLP (contained in the opinion filed as Exhibit 5 to this Registration
              Statement)

24.           Powers  of  Attorney  (included  in Part II of this
              Registration    Statement    under   the    caption
              "Signatures")


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